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                                     EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement, relating to the 1996 Stock Incentive Plan of Printrak International Inc. on Form S-8 of our report dated June 26, 1997 (except for Note 16, as to which the date is September 9, 1997), appearing in the Registration Statement (No. 333-42715) on Form S-3 of Printrak International Inc.


/s/   Deloitte & Touche LLP

Costa Mesa, California
February 27, 1998